Exhibit 99.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) dated as of November 14, 2007, by and between Internap Network Services Corporation, a Delaware corporation with its principal office in Atlanta, Georgia (the “Company”), and James DeBlasio (“Executive”) (collectively the “Parties”).

Background

The Parties previously entered into that certain Employment Agreement dated as of July 10, 2007 (the “Employment Agreement”).  The Parties now desire to make certain changes to the Employment Agreement as set forth herein.

Agreement

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Section 8 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

8.      Severance Payment. If the Company terminates Executive’s employment without Cause (as defined below) or if Executive terminates his employment for Good Reason (as defined below), Executive shall receive a lump sum cash severance payment equal to one and one-half (1.5) times Executive’s then-current Base Salary (the “Severance Amount”) payable in twelve (12) equal installments over the twelve (12) months following such termination commencing on the first ordinary payroll payment date that follows the date that is sixty (60) days after the date of such termination, which first ordinary payroll payment date must be within ninety (90) days of the date of such termination  (subject to the paragraph below). Executive does not have any right to designate the taxable year of the payment. Payment of the Severance Amount shall be subject to standard payroll tax withholdings and deductions. In addition, if the Company terminates Executive’s employment without Cause or if Executive terminates his employment for Good Reason, all of Executive’s unvested Equity Compensation shall lapse and expire, and all of Executive’s vested Equity Compensation shall remain exercisable until the earlier of three months after the date of termination and the original expiration date thereof. Notwithstanding the immediately preceding sentence, Executive shall not be entitled to any benefits or rights under this Section 8 if Executive also is eligible for payments and/or benefits under Section 9 hereof.

If the Severance Amount exceeds the sum of two times the then-current compensation limit of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”) plus the then-current dollar amount set forth in Section 402(g)(1)(B) of the Code (collectively, the “Statutory Amount”), then the Company shall pay the Severance Amount as follows: (i) within thirty (30) days of the termination, the Company shall pay Executive an amount equal to the Statutory Amount; and (ii) six months after the termination, the Company shall pay Executive an amount equal to the Severance Amount minus the Statutory Amount.  For purposes of this Section 8 and also Section 9 below, the terms “terminates,” “terminated” and “termination” shall have the meaning ascribed to such term in Treasury Regulation §1.409A-1(h)(1)(ii). It is intended that to the extent the Severance Amount does not provide for a deferral of compensation pursuant to the exceptions under Treas. Reg. §1.409A-1(b)(9)(iii) and (v)(D), the Severance Amount shall be quickly paid, but to the extent that the Severance Amount does provide for a deferral of compensation and does not fit within the exceptions under such regulations, the Severance Amount shall be delayed for a six (6) month period as required by Code §409A(a)(2)(B).

If Executive dies while employed pursuant to this Agreement, all of Executive’s unvested Equity Compensation that would, had he not have died, have become vested within twelve months after the date of his death (assuming fulfillment of any performance criteria and his continued employment by the Company) shall become vested, free of restrictions (other than those imposed by law) and immediately exercisable for a period ending on the earlier of twelve months after the date of death and the original expiration date thereof.

2.           The first two (2) paragraphs of Section 9 of the Employment Agreement shall be deleted in their entirety and replaced with the following the paragraphs:

9.      Change in Control Payments and Acceleration. Upon a Change in Control, all of Executive’s unvested Equity Compensation shall become immediately vested, free of restrictions (other than those imposed by law) and immediately exercisable for the remaining term of the relevant grant or award.

If the Company terminates Executive’s employment without Cause or Executive terminates his employment for Good Reason, in either case within 24 months after a Change in Control, then (i) the Company shall pay Executive a lump sum cash severance payment equal to two (2) times the sum of Executive’s then-current Base Salary plus the greater of (A) Executive’s maximum Bonus for the year in which the termination occurs and (B) Executive’s average Bonus during the prior two completed years (as a percentage of Executive’s Base Salary upon which his Bonus awards were calculated) multiplied by Executive’s then-current Base Salary (the “Change in Control Payment Amount”) payable in a single lump-sum on the first ordinary payroll payment date that follows the date that is sixty (60) days after the date of such termination  and such ordinary payroll payment date must be within ninety (90) days of the date of such termination (subject to the paragraph below), and (ii) all of Executive’s unvested Equity Compensation shall become immediately vested, free of restrictions (other than those imposed by law) and immediately exercisable for the remaining term of the relevant grant or award. Executive does not have any right to designate the taxable year of the payment.

If the Change in Control Payment Amount exceeds the Statutory Amount, then the Company shall pay the Change in Control Payment Amount as follows: (i) within thirty (30) days of the termination, the Company shall pay Executive an amount equal to the Statutory Amount; and (ii) six months after the termination, the Company shall pay Executive an amount equal to the Change in Control Payment Amount minus the Statutory Amount.  It is intended that to the extent the Change in Control Payment Amount does not provide for a deferral of compensation pursuant to the exceptions under Treas. Reg. §1.409A-1(b)(9)(iii) and (v)(D), the Change in Control Payment Amount shall be quickly paid, but to the extent that the Change in Control Payment Amount does provide for a deferral of compensation and does not fit within the exceptions under such regulations, the Change in Control Payment Amount shall be delayed for a six (6) month period as required by Code §409A(a)(2)(B).

3.           The following sentence shall be added to the end of the last paragraph of Section 9:

Executive shall be deemed to have terminated this Agreement for “Good Reason” if he delivers to the Company written notice within ninety (90) days of the existence of a condition the Executive believes constitutes Good Reason, specifying the basis for such termination, and the Company shall not have cured such condition in the thirty (30) days following receipt of Executive’s notice.

4.           A new Section 9(A) shall be inserted as follows:

9A.           Health Insurance. If Executive’s employment is terminated pursuant to Section 8 or Section 9, the Company shall reimburse (or directly pay) the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage premiums of Executive and the Executive’s eligible dependents under the Company’s major medical group health plan, dental plan and vision plan on a monthly basis for a period of 18 months or a lesser period if COBRA continuation coverage ends sooner.

5.           The second paragraph of Section 10 of the Employment Agreement shall be deleted in its entirety.

6.           Section 11 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

11.  Release. Notwithstanding anything to the contrary contained in this Agreement, upon termination of Executive’s employment, unless Executive shall have executed and provided the Company with an effective release in the form attached as Appendix A by which Executive releases the Company and related persons from any and all claims of any kind, Executive shall not receive any severance payments or benefits provided under this Agreement.

7.           Except as specifically set forth herein, the terms and provisions of the Employment Agreement shall remain in full force and effect.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

(Signatures on the Following Page)

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the day and year first above written.

                                    INTERNAP NETWORK SERVICES CORPORATION

                                    By: /s/ Eugene Eidenberg
                                    Name: Eugene Eidenberg
                                    Its: Chairman of the Board of Directors

                                    EXECUTIVE

                                    /s/ James DeBlasio
                                    James DeBlasio